SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  - September 28, 2006
(Date of Earliest Event Reported)

POPULAR ABS, INC.
(Exact Name of Registrant as specified in its charter)

Delaware	333-129704-02	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

Item 8.01 Other Events.

In connection with the issuance of the Mortgage Pass-Through Certificates, Series
2006-D, on September 28, 2006, (i) Popular ABS, Inc., a Delaware corporation (“ABS”) entered into a Pooling and Servicing Agreement dated as of September 1, 2006 (the “Pooling and Servicing Agreement”), by and among ABS, as depositor, Equity One, Inc., a Delaware corporation (“Equity One (DE)”), as seller and servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., as seller, and JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee for the benefit of the certificateholders of the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-D (“Trustee”); (ii) ABS and Equity One (DE) entered into an Underwriting Agreement dated as of September 14, 2006 (the “Underwriting Agreement”); (iii) Popular Mortgage Servicing, Inc., was appointed as a subservicer under the Pooling and Servicing Agreement by Equity One (DE), as servicer, pursuant to that certain Subservicing Agreement dated as of May 31, 2006; (iv) JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-D, entered into an ISDA Master Agreement (including the schedule, credit support annex and confirmations related thereto) dated as of September 28, 2006 (the “Swap Agreement”) with Deutsche Bank AG (the “Counterparty”); and (v) JPMorgan Chase Bank, N.A., not in its individual capacity, but solely as trustee of the External Trust relating to the Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-D, entered into an ISDA Master Agreement (including the schedule, credit support annex and confirmations related thereto) dated as of September 28, 2006 (the “Cap Agreement”) with the Counterparty. The Underwriting Agreement, the Pooling and Servicing Agreement, the Subservicing Agreement, the Swap Agreement and the Cap Agreement are annexed hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

1.1	Underwriting Agreement dated as of September 14, 2006.
4.1	Pooling and Servicing Agreement dated as of September 1, 2006.
99.1	Subservicing Agreement dated as of May 31, 2006, as amended.
99.2	Swap Agreement dated as of September 28, 2006.
99.3	Cap Agreement dated as of September 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By:	/s/ Darren Nelson
Dated: September 28, 2006	Darren Nelson Senior Vice President

Exhibit Index

Exhibit	Document

1.1	Underwriting Agreement dated as of September 14, 2006.
4.1	Pooling and Servicing Agreement dated as of September 1, 2006.
99.1	Subservicing Agreement dated as of May 31, 2006, as amended.
99.2	Swap Agreement dated as of September 28, 2006.
99.3	Cap Agreement dated as of September 28, 2006.